EXHIBIT 10.1

FRAMEWORK AGREEMENT

THIS FRAMEWORK AGREEMENT IS MADE AND ENTERED INTO AS OF THE EFFECTIVE DATE BY AND BETWEEN:

1.              NXP SOFTWARE B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its registered office in Eindhoven, the Netherlands, with registration number 17192886 in the trade register of the Netherlands Chamber of Commerce and Industry for Oost-Brabant, having a principal place of business at High Tech Campus 41, 5656 AE Eindhoven, the Netherlands (“NXP SOFTWARE”); and

2.              LOCATION BASED TECHNOLOGIES INC., a company incorporated in the state of Nevada, having its principal place of business at 4989 E. La Palma Avenue, Anaheim, California, 92807 (“LBT”).

WHEREAS:

A.            NXP SOFTWARE develops and licenses, amongst others, real-time software GPS technologies;

B.             NXP SOFTWARE provides, amongst others, Internet-based GPS assistance services;

C.             LBT develops GPS based consumer products for locating persons and/or items;

D.             NXP SOFTWARE is willing to provide licenses and services for use of its software GPS technologies by LBT in some or all of their consumer GPS-based products;

E.             This Framework Agreement sets forth the principal terms under which the parties shall conduct business;

F.             The Parties shall execute Additional Agreements for the constituent business dealings whose terms shall be additional to those set out herein.  These Additional Agreements shall include a Technology License and Distribution Agreement, a Platform Development Agreement and an Assistance Services Agreement.

SECTION 1.0 – DEFINITIONS

In addition to terms defined elsewhere in this Agreement, the following terms used, when the first letter is capitalized, shall have the meanings set forth in Appendix A unless explicitly stipulated otherwise.  All definitions shall apply both to their singular or plural forms, as the context may require.

SECTION 2.0 – RESPONSIBILITIES AND OBLIGATIONS OF LBT

2.1            Responsibilities.  LBT shall have full responsibility for: (i) the hardware, software and mechanics of the Products; and (ii) the user software and the software environment for the Products.

2.2            Marketing and Product Support.  LBT shall

(i)           Maintain an adequate staff of sales and technical support personnel sufficient to meet the needs of its Customers and shall ensure that such personnel are properly trained with regard to the (integrated) Licensed Technology;

(ii)          Serve as the primary point of communication and support for Customers that have been distributed the Products by, or on behalf of, LBT; and

(iii)         Serve as a point of contact for any necessary communications between Customers and NXP SOFTWARE with respect to the (integrated) Licensed Technology.

2.3           Professional Conduct.  LBT shall:

(i)           Maintain high standards of professionalism;

(ii)          Maintain an adequate staff of technical personnel sufficient to integrate the Licensed Software into Products;

(iii)         Refrain from any conduct that may damage the reputation of NXP SOFTWARE and its products or services.

SECTION 3.0 - RESPONSIBILITIES AND OBLIGATIONS OF NXP SOFTWARE

3.1            Responsibilities.  NXP SOFTWARE shall be responsible for furnishing LBT with the Licensed Technology under the agreed terms of this Framework Agreement and the Technology License and Distribution Agreement.

3.2            Professional Conduct.  NXP SOFTWARE shall:

(i)           Maintain high standards of professionalism;

(ii)          Maintain an adequate staff of technical personnel sufficient to support LBT in its efforts to integrate the Licensed Technology into the Platform in accordance to the Platform Development Agreement..

SECTION 4.0 –PAYMENTS; BOOKS AND RECORDS

4.1            Currency.  All amounts are in Euros and shall be paid in Euros.

4.2            Wire Transfer Payments.  LBT shall pay all amounts due by wire transfer into the bank account designated by NXP SOFTWARE in writing.

4.3            No Offset, Withholding Or Reduction.  LBT shall not offset, withhold or reduce any payments due to NXP SOFTWARE.

4.4            Costs, Charges, Taxes, Duties, Import and Export Fees.

(i)           All costs, charges, taxes, duties, import and export fees, which are imposed by any bank, governmental entity or authority on (payment of) the amounts due hereunder, or which otherwise arise out of or are imposed on this Agreement (collectively “Imposed Charges”), shall be borne by LBT.  LBT shall not withhold any such Imposed Charges from payments;

(ii)           If any such governmental authority, however, imposes income taxes on any amounts paid by LBT to NXP SOFTWARE hereunder and requires LBT to withhold such taxes, duties or fees (collectively “Governmental Taxes”) from such payments, LBT may deduct such Governmental Taxes from such payments provided such Governmental Taxes are paid to the appropriate authorities;

(iii)          In the event that LBT deducts Governmental Taxes in accordance with (ii), LBT shall promptly furnish NXP SOFTWARE with tax receipts issued by appropriate tax authorities so as to enable NXP SOFTWARE to support a claim for credit against income taxes which may be payable by NXP SOFTWARE and/or its Affiliates in the Netherlands as well as to enable NXP SOFTWARE to document, if necessary, its compliance with tax obligations in any jurisdiction outside the Netherlands.

4.5            Interest On Late Payments.  As from the date any amount is due hereunder until payment thereof has been received by NXP SOFTWARE in full, LBT shall owe NXP SOFTWARE an interest at the rate of 1.5% (one and a half percent) per month or the maximum rate permitted by applicable law, whichever is lower.

4.6            Keeping Books and Records.  LBT shall keep complete and accurate books and records relating to the use of the Licensed Technology the disposition of each Product and the proper determination of all amounts due hereunder, and shall keep the books and records available for a period of 5 (five) years following such disposition.

SECTION 5.0 – AUDIT

5.1            Right to Audit.  During the Term and for a period of 3 (three) years thereafter, NXP SOFTWARE’s designated representatives and auditors shall have the right, upon reasonable notice, to inspect the facilities used in connection with LBT’s undertakings hereunder and to audit all relevant books and records of LBT to ensure LBT’s compliance with the terms and conditions of the Agreement.

5.2           Audit.  In the event that NXP SOFTWARE’s designated representatives and auditors undertake an audit:

(i)           Such audits will be conducted during normal business hours;

(ii)          LBT shall willingly co-operate and provide all such assistance in connection with such audit as NXP SOFTWARE and/or its auditors may require;

(iii)         The audit will be conducted at NXP SOFTWARE’s expense, unless the audit reveals that LBT has breached any terms under the Agreement in which case LBT will forthwith reimburse NXP SOFTWARE for all reasonable costs and expenses incurred by NXP SOFTWARE in connection with such audit.

SECTION 6.0 - TERM AND TERMINATION.

6.1            Term.  This Framework Agreement shall commence on the Effective Date and shall remain in force and effect for a period of 3 (three) years, unless terminated sooner as set forth herein, with the understanding that this Framework Agreement may be extended for a renewed term of 1 (one) year by mutual agreement in writing between the parties, provided that such agreement is reached ultimately 3 (three) months prior to the expiration of the running contract period.

6.2            Termination by NXP SOFTWARE.  Without prejudice to any other rights or remedies NXP SOFTWARE has or may have hereunder and under the applicable law, NXP SOFTWARE is entitled to terminate the Agreement with immediate effect by written notice to LBT, if:

(i)           LBT fails to make any payment under this Agreement to NXP SOFTWARE when due; or

(ii)          LBT breaches or fails to perform any of the terms or conditions of this Agreement and:

                                 a.           such breach or failure is not capable of remedy; or

                                 b.           such breach or failure, if capable of remedy, is not remedied within 30 (thirty) days after written notice from NXP SOFTWARE requiring such breach or failure to be remedied; or

(iii)         LBT has otherwise come in default; unless such breach or failure, having regard to its nature or minor importance, does not justify this termination with its consequences; or

(iv)         A voluntary or involuntary petition in bankruptcy or winding up is filed against LBT; or

(v)          Any proceedings in insolvency or bankruptcy (including reorganization) are instituted against LBT; or

(vi)         A trustee or receiver is appointed over LBT; or

(vii)        Any assignment is made for the benefit of creditors of LBT; or

(viii)       LBT fails to abide the applicable export control and/or privacy laws and regulations and does not obtain or has not obtained all required governmental licenses, approvavals or waivers; or

(ix)          NXP Software is not able to obtain or continue to obtain the relevant data necessary for the fulfillment of its obligations under the Agreement against terms and conditions which NXP Software deems to be acceptable.

6.3            Termination by LBT.  Without prejudice to any rights or remedies of LBT, LBT may, by written notice to NXP SOFTWARE, terminate with immediate effect the Agreement, without any liability whatsoever, if:

(i)           NXP SOFTWARE breaches or fails to perform any of the terms or conditions of this Agreement and:

                                 a.           such breach or failure is not capable of remedy; or

                                b.           such breach or failure, if capable of remedy, is not remedied within 30 (thirty) days after written notice from LBT requiring such breach or failure to be remedied; or

(ii)           NXP SOFTWARE has otherwise come in default; unless such breach or failure, having regard to its nature or minor importance, does not justify this termination with its consequences; or

(iii)         A voluntary or involuntary petition in bankruptcy or winding up is filed against NXP SOFTWARE; or

(iv)         Any proceedings in insolvency or bankruptcy (including reorganization) are instituted against NXP SOFTWARE; or

(v)          A trustee or receiver is appointed over NXP SOFTWARE; or

(vi)         Any assignment is made for the benefit of creditors of NXP SOFTWARE.

6.4            Consequences of Termination or Expiration.  Upon termination or expiration of the Agreement:

(i)           All licenses granted to LBT under this Agreement shall immediately end;

(ii)          All payments to be made by LBT under the Agreement shall become immediately due and payable; and

(iii)         LBT shall immediately return to NXP SOFTWARE, or destroy, so to the sole discretion of NXP SOFTWARE, all Licensed Technology, and other Confidential Information, including any and all copies and derivative works thereof (collectively the “Licensed Works”);

(iv)         In the case that NXP SOFTWARE opts for the destruction of the Licensed Works, LBT shall subsequently provide NXP SOFTWARE, within ultimately 30 (thirty) days of such termination or expiration, a written certificate signed by a duly authorized representative of LBT confirming LBT’s destruction as set forth above;

6.5            No Compensation.  LBT shall not be entitled vis-à-vis NXP SOFTWARE to any compensation based on the expiration or termination of this Agreement.

6.6            Survival.  Any expiration or termination of this Agreement for whatsoever reason shall not prejudice the provisions which by their nature must be deemed to survive such expiration or termination.

SECTION 7.0 – CONFIDENTIALITY

7.1            Confidentiality.

(i)           Each party agrees not to use any Confidential Information of the other party for any purpose except to perform its obligations or exercise its rights under this Agreement;

(ii)          Each party agrees not to disclose any Confidential Information of the other party to third parties or to such party's employees, except to those employees or consultants of the receiving party who are required to have the information with a need to know;

(iii)         Each party agrees that it will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party;

(iv)         Without limiting the foregoing, each party will take at least those measures that it takes to protect its own most highly confidential information and will ensure that its employees and independent Contractors who have access to Confidential Information of the other party have signed a non-use and non-disclosure agreement in content similar to the provisions hereof;

(v)          Each party will reproduce the other party's Commercial Notices on any such copies of the Confidential Information, in the same manner in which such notices were set forth in or on the original;

(vi)         Nothing in this Section 7.0 precludes either party from disclosing the other party’s Confidential Information if required by law or legal process.  Before making any disclosure as compelled by a court order, the party being required to make the disclosure will immediately notify the other party of the compelled disclosure and, wherever possible, give the other party an opportunity to object to the disclosure and/or to seek and take reasonable protective (legal) measures and remedies to preserve confidentiality.

7.2            Confidential Terms.  Neither party shall publicize or disclose the actual terms of this Agreement to any third party, other than on a confidential basis to its legal and financial advisors, without the prior written consent of the other, except as otherwise may be required by law.

SECTION 8.0 – LIMITATION OF LIABILITY

8.1            Exclusion.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT FOR ANY DAMAGES PURSUANT TO ANY BREACH OR VIOLATION OF THE PROVISIONS UNDER SECTIONS 3 OF THE TECHNOLOGY LICENSE AND DISTRIBUTION AGREEMENT (‘LICENSE RESTRICTIONS’), SECTION 7  (‘CONFIDENTIALITY’) OR SECTION 10 (‘COMPLIANCE WITH LAWS’) OF THE FRAMEWORK AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR ANY TYPE OF INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSS, HOWSOEVER CAUSED OR ARISING, ON ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO ANY RECALL COSTS, LOST PROFITS, LOST INCOME AND/OR REVENUE, LOSS OF OPPORTUNITY, LOST PRODUCTION, LOSS OF - OR DAMAGE TO - GOODWILL AND REPUTATION, LOST SHELF-SPACE, LOST DATA, LOST INTEREST AND LOST SAVINGS.  THIS LIMITATION SHALL APPLY EVEN IF SUCH PARTY HAS BEEN ADVISED, OR IS AWARE, OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

8.2            Limitation.  EXCEPT FOR ANY DAMAGES PURSUANT TO ANY BREACH OR VIOLATION OF THE PROVISIONS UNDER SECTION 2.2 (EXCLUSIVE USE OF LICENSED TECHNOLOGY WITH ASSISTANCE SERVICES’) AND SECTION 3 (‘LICENSE RESTRICTIONS’) OF THE TECHNOLOGY LICENSE AND DISTRIBUTION AGREEMENT, SECTION 7 (‘CONFIDENTIALITY’) OR SECTION 10 (‘COMPLIANCE WITH LAWS’) OF THE FRAMEWORK AGREEMENT, THE AGGREGATE LIABILITY OF EITHER PARTY SHALL IN NO EVENT EXCEED THE AMOUNT ACTUALLY RECEIVED BY NXP SOFTWARE IN FEES UNDER THE AGREEMENT IN THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO ANY SUCH LIABILITY.  LBT ACKNOWLEDGES THAT THE AMOUNTS TO BE PAID BY LBT HEREUNDER REFLECT THIS ALLOCATION OF RISK.

8.3            Term for Claims.  ANY CLAIM FOR DAMAGES AGAINST NXP SOFTWARE MUST BE BROUGHT BY LBT WITHIN 90 (NINETY) DAYS OF THE DATE OF THE EVENT GIVING RISE TO ANY SUCH CLAIM, AND ANY LAWSUIT RELATIVE TO ANY SUCH CLAIM MUST BE FILED WITHIN 1 (ONE) YEAR OF THE DATE OF THE CLAIM.

SECTION 9.0 – FORCE MAJEURE

Neither party will be in default of its obligation hereunder to the extent that its performance is delayed or prevented by a force majeure, which is defined as an event, circumstance, or act of a third party that is beyond the party’s reasonable control and could not have been avoided by the exercise of due care.  Upon the occurrence of a force majeure, the party claiming a force majeure will provide the other Party with written notice, including the estimated delay and actions being taken or planned to avoid or minimize the impact of any delay.  The party claiming a force majeure will have the burden of establishing that a force majeure has delayed delivery or performance and to use commercially reasonable efforts to minimize the delay.  If a force majeure event results in a delay of more than thirty (30) days, the other party may cancel any further delivery or performance, including pending deliveries, with no liability.

SECTION 10.0 – COMPLIANCE WITH LAWS

LBT shall comply with all applicable laws, including, but not limited to export or import controls or restrictions and privacy laws and regulations of all applicable jurisdictions in its use of the Licensed Technology and the Products under the Agreement, and, in particular, LBT will not distribute the Licensed Technology and/or use and sell the Products as set forth hereunder without all required, if any, governmental licenses, approvals or waivers.  Insofar as these relate to the activities under the Agreement, LBT will adhere to all applicable United States and foreign export control laws and regulations and will not export or re-export any technical data or products to any proscribed country listed in the U.S. Export Administration regulations, or foreign national thereof, unless properly authorized by the U.S. Government.

LBT shall indemnify NXP Software, its Affiliats and its third party suppliers/licensors against and hold NXP Softweare, its Affiliates and their suppliers harmless from any damage or costs arising from or in connection with any violation of breach of the provisions in this section and LBT shall reimburse all costs and expenses incurred by NXP Software, its Affiliat and their suppliers in defending any claim, demand, suit or proceeding arising from or in connection with such violation or breach.

SECTION 11.0 – GOVERNING LAW; DISPUTE RESOLUTION

11.1          Governing Law; Disputes.  This Agreement shall be governed by and construed in accordance with the laws of the Netherlands without regard to any principle of conflicts of law.  Any dispute arising hereunder shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce, by three (3) arbitrators, appointed in accordance with the said Rules; provided, however, that each party may enforce its or its Affiliates’ intellectual property rights in any court of competent jurisdiction, including but not limited to injunctive relief.  The arbitration proceedings shall be conducted in the English language and shall take place in Amsterdam, the Netherlands.  The arbitrator shall not have the right to issue injunctive relief.  All awards may if necessary be enforced by any court having competent jurisdiction.  The parties undertake and agree that all arbitral proceedings conducted under this Section shall be kept confidential in accordance with the confidentiality obligations set forth herein, unless otherwise mutually agreed by the parties under a written, stipulated protective order for such arbitration, and all information, documentation, materials in whatever form disclosed in the course of such arbitral proceeding shall be used solely for the purpose of those proceedings.

SECTION 12.0 – MARKETING

12.1          Publicity.  Each party shall acknowledge the other party in its publicity as regards parties’ cooperation hereunder, including by way of issuing at least one (1) press release ultimately at the launch of the first Product.

12.2          Customer Reference.  LBT hereby acknowledges and agrees that during the Term of the Agreement NXP SOFTWARE shall be entitled with LBT’s prior written consent on a case-by-case basis:

(i)           to use LBT's name and LBT's logo(s); and

(ii)          disclose that LBT is a customer of NXP SOFTWARE

 in NXP SOFTWARE’s press releases, advertising, promotion and other public disclosures in connection with NXP SOFTWARE's products and services; provided, however, that, without LBT's express prior written permission to that effect, such use and/or disclosure shall not indicate that LBT in any way endorses any NXP SOFTWARE's products or services.

LBT hereby agrees that, upon LBT’s public disclosure of any Product containing the Licensed Technology, NXP SOFTWARE shall be entitled to also disclose the nature of NXP SOFTWARE's involvement in, and contribution to, said Product.

SECTION 13.0 - ASSIGNMENT

13.1          Assignment.

(i)           LBT shall not assign its rights or obligations under the Agreement without the prior written consent of NXP SOFTWARE, which consent shall not be unreasonably withheld by NXP SOFTWARE;

(ii)           In the event that NXP SOFTWARE withholds consent for LBT to assign its rights or obligations under the Agreement, NXP SOFTWARE shall serve written notice of termination of the Agreement and the Agreement shall terminate 120 (one hundred and twenty) days after such notice or earlier as agreed between the Parties in writing;

(iii)         Any purported assignment without such consent shall be void and have no force or effect;

(iv)         NXP SOFTWARE shall be entitled to assign its rights and obligations under the Agreement to a successor of all or substantially all of the assets of the assigning party relating to its software GPS business if the successor expressly assumes in writing the terms, conditions and obligations of the assigning party hereunder;

(v)          Subject to the foregoing, the Agreement shall bind and inure to the benefit of the respective parties hereto and their successors and assigns;

(vi)         In the event of any assignment or attempted assignment by LBT without the prior written consent of NXP SOFTWARE, NXP SOFTWARE may terminate the Agreement by written notice to LBT with immediate effect and all Licensed Technology, Confidential Information and related materials shall be returned to NXP SOFTWARE within 10 (ten) days after such notification.

13.2          Change of Control.  Without limiting the generality of the foregoing, a Change of Control over LBT shall be deemed an assignment of the Agreement by LBT for the purpose of this Section 13.

SECTION 14.0 – MISCELLANEOUS

14.1          Relationship.  The parties hereto intend to establish a business relationship as independent contractors with neither party having authority to act as an agent or legal representative of the other to create any obligation, express or implied, on behalf of the other.  No principal/agent, joint venture or partnership relationship is created between them by the Agreement or any part thereof.

14.2          Injunctive Relief.  LBT acknowledges that a breach of its obligations under the Agreement may cause irreparable damage for which recovery of monetary damages would be inadequate, and that, in addition to any and all remedies available at law, NXP SOFTWARE shall be entitled to seek injunctive relief to protect its rights and interest under the Agreement.

14.3          No Waiver.  The failure on the part of either party to exercise, or any delay in exercising, any right or remedy arising from the Complete Agreement shall not operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy arising there from preclude any other or future exercise thereof or the exercise of any other right or remedy arising from the Complete Agreement or by law.

14.4          Headings.  The headings and captions to sections, clauses, sub clauses and Appendices of the Complete Agreement are for reference only and shall not affect the construction or interpretation of the Complete Agreement.

14.5          Communications.  All notices or communications to be given under the Complete Agreement shall be in writing and shall be deemed to be validly given by delivery thereof to its recipient, if

(i)           delivered upon hand delivery; or

(ii)          by deposit in the mail of the home country of the party, postage prepaid, by certified, registered or first class mail or equivalent; or

(iii)         by nationally recognized overnight courier service (e.g. FedEx, UPS, DHL) prepaid,

all of which are addressed to the parties at their address set forth on the signature page(s) below or such other address that a party may notify the other party from time to time, in accordance with this clause.  Any written notice is deemed to have been received, if sent by hand delivery, certified or registered, first class (or equivalent) mail or prepaid overnight courier, at the time of its delivery.

14.6          Severability.  In the event that any provision(s) of the Agreement shall be, or shall be held, void or unenforceable by a court of competent jurisdiction or by any future legislative or administrative action, the other provisions shall remain in full force and effect and enforceable.  In such event the parties hereto shall forthwith discuss and reasonably agree on a new provision replacing such void or unenforceable provision which gets as close as possible in terms of economic and legal effect to the void or unenforceable provision.

14.7          Execution.  The Agreement may be executed in counterparts (and may be exchanged by fax or e-mail when signed), each of which shall be deemed to be an original, and all of such counterparts shall together constitute one instrument.

14.8          No Other Licenses.  Any rights not expressly granted under the Agreement are deemed withheld.

148           Amendments.  The terms and conditions of the Agreement may not be modified or amended except by written agreement which states that it is such a modification or amendment hereof, and is signed by an authorized representative of each party hereto.

14.9          Entire Understanding.  The Agreement, including its Appendices and the documents referred to herein, constitutes the entire agreement between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the Effective Date.

LOCATION BASED TECHNOLOGIES INC.	NXP SOFTWARE B.V.

By: /s/ Joseph F. Scalisi	By: /s/ Stefan Franco
Name: Joseph F. Scalisi	Name: Stefan Franco
Title: Chief Development Officer	Title: Financial Director
Date: February 28, 2008	Date: 29 February 2008

Address for notices:	By: /s/ K. H. Van Holten
Name: K. H. Van Holten
Location Based Technologies Inc.	Title: Director
4989 E. La Palma Avenue	Date: 29 February 2008
Anaheim
California 92708	By: /s/ P.H.J. De Koning
United States	Name: P.H.J. De Koning
Fax no: +1 (714) 200-0287	Title: Director
Date: 29 February 2008

Address for notices:

Attention: Stefan Franco
NXP Software B.V.
High Tech Campus 41
5656 AE
Eindhoven
Fax no: +31 40 27 25500

APPENDIX A

DEFINITIONS

“Acceptance Test” the acceptance test described in the Statement of Work.

“Additional Agreements” the Technology License and Distribution Agreement, the Assistance Services Agreement and the Platform Development Agreement entered into by the Parties.

“Affiliate” with respect to a party, any corporation, company, or other legal entity in which such party owns or controls, directly or indirectly, more than 50% (fifty percent) of the shares entitled to vote for the election of directors or other persons performing similar functions.

“Agreement” this Framework Agreement, the Technology License and Distribution Agreement, the Assistance Services Agreement and the Platform Development Agreement including all Appendices thereto which form an integral part therof.

“Appendix” an appendix to this Agreement.

“Assistance Service” an Internet based service required to perform GPS location processing by NXP SOFTWARE’s technology, as described in Exhibit SA1 of the Assistance Service Agreement.

“Background Intellectual Property Rights” any and all Intellectual Property Rights, other than Foreground Intellectual Property Rights: (a) which are owned or controlled by a party or any of its Affiliates at the effective date or (b) in respect of which ownership or control is acquired by a party or any of its Affiliates during the Term of the Agreements as a result of: (i) activities conducted outside the cooperation of the parties according to the Agreement or (ii) any transaction with a third party.

“Cached Proxy Assistance Service” an Internet based service to End Users that provides on a proxy basis cached data as provided by the Assistance Service to Products.

“Change of Control” with respect to a party, the occurrence of any of the following events:

(i)             any consolidation or merger of such party with or into any other entity in which the holders of such party’s outstanding shares immediately before such consolidation or merger do not, but immediately after such consolidation or merger, do retain stock representing a majority of the voting power of the surviving entity or stock representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity;

(ii)            the sale, transfer or assignment of securities of such party representing a majority of the voting power of all of such party’s outstanding voting securities to an acquiring party or group;

(iii)           the sale of all or substantially all of such party’s assets; or

(iv)          the transfer, directly or indirectly, of 50% (fifty percent) or more of the such party’s outstanding shares entitled to vote for the election of directors or other persons performing similar functions, or by equivalent change in ownership or control of such party if a partnership or other non-corporate form.

“Confidential Information” information not generally known to the public, whether of a technical, business or other nature that relates to this Agreement, which is marked or designated “confidential” or “proprietary” or other words of equal import, at the time of initial disclosure, or which, in good faith by its nature and the surrounding circumstances, ought to be treated as “confidential” and/or “proprietary”.  Confidential Information may be disclosed in written or other tangible form (including information in computer software or held in electronic storage media) or by oral, visual or other means.  Confidential Information will not include any information which:

(v)           was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party;

(vi)           becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party;

(vii)          is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure;

(viii)         is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; or

(ix)           is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession.

(x)            Confidential Information may include third party’s confidential information.  The Licensed Software, Documentation and any other information provided by NXP SOFTWARE or any of its Affiliates to LBT under this Agreement is hereby designated as Confidential Information of NXP SOFTWARE.

“Commercial Notice” a notice, legend or marking of copyright, proprietary information, restricted or proprietary rights.

“Customer” any party that LBT distributes the Products to pursuant to an agreement.

“Deliverables” the deliverables as described in the Statement of Work.

“Documentation” all documentation relating to the Licensed Software, including but not limited to manuals, instructions, specifications, user’s guides, technical, training and programmer guides for the Licensed Software that NXP SOFTWARE, or any of its Affiliates, provides with the Licensed Software.

“Effective Date” 27th February 2008

“End User” a person or business enterprise which acquires the Licensed Product for its ordinary personal purposes or use in its normal business operations and not for resale, distribution or transfer to others.

“Foreground Intellectual Property Rights” any Intellectual Property Rights resulting directly or indirectly out of this Agreement.

“Framework Agreement” the framework agreement entered into by the Parties.

“Intellectual Property Rights” or “IPR” all present and future industrial and intellectual property rights, including, but not limited to, patents, utility models, trade and service marks, trade names, mask work rights, rights in domain names, right in designs, copyrights, moral rights, topography rights, rights in databases, trade secrets and know-how, in all cases whether or not registered or registrable and including all registrations and applications for registration of any of these and rights to apply for the same, as well as any renewals, extensions, combinations, divisions, continuations or reissues thereof, rights to receive equitable remuneration in respect of any of these and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world.

“Licensed Software” the software provided by NXP SOFTWARE which is part of the Licensed Technology.

“Licensed Technology” the technology provided by NXP SOFTWARE, including the Licensed Software and the Documentation as described in Exhibit TLDA1, and all copies thereof and all updates and modifications thereto.

“Milestone” a milestone as described in the Statement of Work..

“Modification” a change, modification, reconfiguration, alteration, improvement, translation, transformation, derivative work, and/or enhancement of the Licensed Technology.

“Object Code” all or any portion of the machine-readable or machine language version of the Licensed Software.

“Open Source License Terms” terms in any license for software which require, as a condition of use, modification and/or distribution of such software or other software incorporated into, derived from or distributed with such software (a “Work”), any of the following:

(i)             the making available of source code or design information regarding the Work;

(ii)            the granting of permission for creating derivative works regarding the Work; or

(iii)           the granting of a royalty-free license to any party under intellectual property rights regarding the Work.

By means of example and without limitation, Open Source Licensing Terms include the following licenses or distribution models: (i) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (ii) the Artistic License (e.g. PERL), (iii) the Mozilla Public License, (iv) the Common Public License, (v) the Sun Community Source License (SCSL), (vi) the Sun Industry Standards Source License (SISSL), and (vii) the Open Software License.

“Open Source Software” any software that is licensed under Open Source Licensing Terms.

“Parties” NXP SOFTWARE and LBT collectively.

“Product” a consumer product developed and sold by LBT.

“Reverse Engineer” to reverse assemble, decompile, disassemble or otherwise attempt to derive the Source Code or algorithmic nature of an item.

“Service Infrastructure” the physical infrastructure that provides the Assistance Service, including by not limited to, the servers, server-side software and operating systems and IP data network infrastructure.

“Service Outage” the event that NXP SOFTWARE’s Assistance Service is not available for a one (1) hour time period and such period is not during a Service Maintenance Downtime.

“Service Maintenance Downtime” a period of time during which the Assistance Service will be unavailable whilst NXP SOFTWARE undertakes maintenance or upgrading of the Assistance Service.

“Source Code” a compilable and/or human readable version of software, including without limitation, all comments and procedural code, associated flow charts, concepts, algorithms, technology, other written instructions.

“Specification” a functional specification with performance requirements.

“Statement of Work” the statement of work attached to the Platform Development Agreement as Exhibit PDA1.

“Technical Standard” any technical specification promulgated for the purpose of widespread adoption.

“Technology Platform” the platform that forms the basis of LBT’s Product; specifically an NXP Semiconductors cellular chipset with the Licensed Software integrated.

“Third Party Assistance Service” a GPS assistance service, either Internet based or otherwise, that provides assistance data that can be used by the Licensed Software to perform GPS location processing.